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                                                                   Exhibit 10.11

                         LINDOWOS(TM) LICENSE AGREEMENT

         This LindowsOS(TM) License Agreement (the "Agreement") is entered into as of November ___, 2003 (the "Effective Date"), by and between Lindows.com, Inc. ("Lindows.com"), a Delaware corporation with its principal office located at 9333 Genesee Drive, San Diego, CA 92121, Telephone: 858-587-6700, Facsimile:
858-587-8095, email: licenses@lindows.com ("Licensor"), on the one hand, and SYNNEX Corporation, a Delaware corporation, whit its principal office located at 3797 Spinnaker Court, Fremont, California 94538, and SYNNEX Corporation's wholly owned subsidiary SYNNEX Canada Limited, an Ontario corporation, with its principal office located at 200 Ronson Dr., Etobiocoke, IB M9W 5Z9, (collectively SYNNEX Corporation and SYNNEX Canada Limited shall hereinafter be referred to as "Licensee").

         WHEREAS, Licensor has entered into a license agreement with Seagate Technology LLC, a Delaware Limited Liability Company with its principal office located at 920 Disc Drive, Scotts Valley, CA 95066, ("Seagate"), (such agreement hereinafter referred to as the "Lindows.com Partnership License Agreement") pursuant to which Seagate has the limited right to pre-install the Lindows.com Software Product (as defined in Section 1 below) on Seagate Products (as defined in Section 1 below) in order to create Composite Products (as defined in Section 1 below) and to distribute in object code as an integrated part of a Composite Product the Lindows.com Software Product;

         WHEREAS, Seagate at this time desires to have Licensee perform such pre-installation and such distribution; and

         WHEREAS, Licensor agrees to license to Licensee and Licensee agrees to receive a license to perform such pre-installation and distribution pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties hereby agree as follows:

1. DEFINITIONS. All definitions herein or elsewhere in this Agreement shall apply both to the singular and plural forms, as the context may require.

         1.1 "Composite Product" means Seagate Products on which the Lindows.com Product Software has been installed as provided herein.

         1.2 "Computer" means a new, or refurbished by or for a System Builder, personal desktop computer, laptop computer, notebook computer, or server computer.

         1.3 "End-User" means an individual or organization that acquires a Composite Product either alone or installed in a Computer for personal and/or internal business use and not for reselling or distribution.

         1.4 "Hard Disk Drive" means a computer hardware product (a) designed to perform the operations of recording, detecting and erasing representations of any form of information, intelligence or data; (b) which includes the following elements: (i) a single enclosure containing during such operations (w) at least one rigid rotating magnetic disk, (x) at least one motor-driven spindle for engaging and rotating the magnetic disk, (y) at least one magnetic head assembly and (z) at least one actuator assembly for positioning an magnetic head across a disk, and (ii) electronic components used in operating the aforementioned elements; and (c) all the elements of which, when assembled, form an integrated unit.

         1.5 "Seagate Product(s)" means any new or refurbished computer Hard Disk Drive designed, manufactured or refurbished, and distributed by or for Seagate and sold to Licensee by Seagate.

         1.6 "Lindows.com Branding Features" means Licensor's proprietary trade names, trade dress, service marks, trademarks, logos, and indicia of origin and other distinctive branding features specified in Exhibit A hereto.

         1.7 "Lindows.com Software Product" means certain computer programs including the LindowsOS(TM) and related documentation and interface specifications developed, owned, licensed, otherwise controlled, and/or distributed by Licensor, as more

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specifically set forth at the website
http://www.lindows.com/lindows_products.php or any successor website thereto, and any Updates to the foregoing computer programs and related documentation and interface specifications.

         1.8 "Lindows.com Software Product Master Disk" means a master disk image of the Lindows.com Software Product as made available to Licensee by electronic download at http://builder.lindows.com or any successor website thereto or on CD-ROM or other media.

         1.9 "Proprietary Rights" means any and all rights, whether registered or unregistered, in, and with respect to, patents, copyrights, confidential information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, trademarks, trade names, trade dress, logos, service marks, rights in and to animated characters and domain names, and all other intellectual or industrial property throughout the world.

         1.10 "Reseller" means a person or entity that distributes Composite Products directly or through other Resellers to End-Users, Composite Products directly or through other Resellers to System Builders, or Composite Products integrated into Computers directly or through other Resellers to End-Users.

         1.11 "System Builder" means a third party that manufactures itself or has manufactured for its benefit and account Computers.

         1.12 "Update" means a new version, new release, upgrade, update, bug fix, patch, work around, or other enhancement, modification, or revision of the Lindows.com Software Product that is designated as such by Licensor, made available by Licensor at the Lindows.com Builder website http://builder.lindows.com or any successor website thereto, and provided by Licensor to Licensee pursuant to this Agreement.

2.       [THIS SECTION 2 INTENTIONALLY LEFT BLANK.]

3.       LICENSE.

         3.1 GRANT. Subject to the restrictions set forth in Section 3.2. 4.5, 4.6, 5 and 6 below and the other terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable, nonsublicensable (except as expressly provided herein), limited right and license only in the United States and Canada solely (a) only to the extent and as expressly and specifically authorized and requested by Seagate, use the Lindows.com Software Product Master Disk provided by Licensor solely to install the Lindows.com Software Product on Seagate Products only to create Composite Products, (b) to distribute the Lindows.com Software Product only in executable form and only as installed on and as an integrated part of a Composite Product to Resellers and System Builders and (c) to publicly display Lindows.com Branding Features pursuant to Licensor's Trademark Guidelines attached hereto as Exhibit A solely on Composite Product(s) and to promote and market Composite Product(s) ((a) through (c), individually and collectively, the "License"). The foregoing license does not include the right for Licensee to have its rights exercised by a third party for its benefit and account or on any other basis.

         3.2      RESTRICTIONS. Subject to Section 4.6 below, Licensee will not:
(a) copy, reproduce, distribute or otherwise make available the Lindows.com Software Product Master Disk or any Lindows.com Software Product or any portion or element thereof except as and to the extent expressly authorized herein and by Licensor; (b) translate, adapt, enhance, create derivative works of or otherwise modify the Lindows.com Software Product Master Disk or any Lindows.com Software Product, except as expressly set forth in Section 3.1 above, (c) decompile, disassemble or reverse engineer (except as and to the extent permitted by applicable local law), or extract ideas, algorithms, procedures, workflows or hierarchies from, the Lindows.com Software Product Master Disk or any Lindows.com Software Product or any portion or element thereof, (d) use the Lindows.com Software Product Master Disk or the Lindows.com Software Products or any portion or element thereof to provide facility management, service bureau or similar services to third parties; or (e) reproduce or use in any manner (except solely as and to the extent expressly authorized under Sections 3.1 (b) above), or remove, destroy, obscure or alter any Lindows.com Branding Features or any related materials placed on or contained within the Lindows.com Software Product Master Disk, any Lindows.com Software Product, or any Composite Product.

4.       LICENSEE DUTIES.

         4.1 COMPATIBILITY TESTING. Prior to distributing the initial or modified Composite Products, Licensee shall provide Licensor and its licensors and suppliers a reasonable opportunity to test and ensure the compatibility and interoperability of the Lindows.com Software Products with Seagate Products and Composite Products and to ensure that Composite

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Products function correctly. The foregoing shall include providing Licensor and its licensors and suppliers in advance a reasonable number of test units.

         4.2 NO CHARGE FOR LINDOWS.COM SOFTWARE PRODUCTS. Licensee shall not charge any Reseller, System Builder, End User or other party directly or indirectly for the Lindows.com Software Product.

         4.3 BUILDER LICENSE AGREEMENT AND END USER LICENSE AGREEMENT. Licensee shall include the LindowsOS Builder License Agreement ("Builder Agreement") currently located at http://www.lindows.com/builder and the LindowsOS License Agreement ("Lindows.com EULA") currently located at http://www.lindows.com/eula in any distribution of a Lindows.com Software Product or a Composite Product, whether such Composite Product is distributed alone or installed in and as part of a Computer. In addition, Licensee shall place and affix in a conspicuous place on bulk and individual unit packaging for Composite Products a notice that any use, distribution or other disposition of the Lindows.com Software Product and a Composite Product other than by an End User is subject to the Builder Agreement and that any use, distribution or other disposition of the Lindows.com Software Product and a Composite Product by an End User is subject to the Lindows.com EULA. When Licensor includes "click wrap" versions of the Builder Agreement and Lindows.com EULA on the Lindows.com Software Product Master Disk, then Licensor shall provide written notice to Licensee of the same and Licensee shall then be able to satisfy its obligation to include a copy of the Builder Agreement and Lindows.com EULA by not removing or otherwise interfering with the operation of such click wrap versions.

         4.4 NO WARRANTIES. Licensee shall not make any representation or warranty binding on or purporting to bind Licensor, including but not limited to in connection with the performance, condition, title, non-infringement, merchantability, fitness for a particular purpose, system integration or data accuracy of a Lindows.com Software Product Master Disk, Lindows.com Software Product and/or Composite Products, and Licensee shall disclaim all warranties implied by law and other warranties to the maximum extent permitted by applicable law.

         4.5 EXPORT COMPLIANCE. Licensee shall comply strictly with all United States import and export regulations (and any similar regulations in foreign countries) and shall obtain all required licenses, approvals and/or other clearances to export, re-export or import, as applicable, the Lindows.com Software Product Master Disk, Lindows.com Software Product, and any associated technical data, including, but not limited to where a Lindows.com Software Product is installed on a Licensor Product or on Computers via a Composite Product.

         4.6 OPEN SOURCE AND THIRD PARTY LICENSES. Certain Software Programs, or portions thereof, included in the Lindows.com Software Product are distributed under the GNU General Public License ("GPL"), other similar open source license agreements and other third party agreements which contain terms that expand (or restrict) Licensee's and/or third parties' rights to certain portions of the Lindows.com Software Product. The GPL and other similar open source license agreements permit Licensee and/or third parties to copy, modify, redistribute and have access to the source code of certain portions of the Lindows.com Software Product. The GPL, other similar open source license agreements, other third party agreements, on-line documentation, source code, and other information about all such software programs are available at the website www.lindows.com/licensing (http://www.lindows.com/licensing). To the extent the GPL, other similar open source license agreements or other third party agreements require Licensor to provide rights to the applicable portions of the Lindows.com Software Product that are broader than the rights granted elsewhere in this agreement, then the GPL and/or other similar open source license agreements shall take precedence over the rights and restrictions set forth in this Agreement. Nothing in this Section 4.6 shall permit Licensee or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under the GPL, other similar open source license agreements or other third party agreements.

5. LICENSEE ACKNOWLEDGEMENT. Although the Lindows.com Software Product is copyrighted, Licensee acknowledges and agrees that the Lindows.com Software Product and the Lindows.com Software Product Master Disk embody valuable trade secrets proprietary to Licensor. Except for the rights and licenses expressly granted to Licensee in this Agreement, and subject to Section 4.6, Licensee acknowledges and agrees that Licensor reserves and retains all right, title and interest (including, without limitation, all Proprietary Rights) in and to the Lindows.com Software Product Master Disk, the Lindows.com Software Product, the Lindows.com Branding Features and the Licensor Confidential Information. Subject to the license granted in Section 3.1(b), Licensee hereby acknowledges and agrees that Licensee has no right, title or interest in or to the

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Lindows.com Branding Features, and all benefits from the use of the Lindows.com
Branding Features shall automatically vest in Licensor. Licensee shall not (i) apply for registration of the Lindows.com Branding Features (or any marks or features confusingly similar thereto) anywhere in the world, (ii) alter, modify or change the Lindows.com Branding Features in any manner, (iii) use any of the Lindows.com Branding Features, except as expressly authorized herein or by prior written approval of the Licensor, or (iv) take any action inconsistent with Licensee's ownership of the Lindows.com Branding Features. Nothing contained in this Agreement will be construed as conferring upon Licensee or any third party (by implication, operation of law, estoppel or otherwise) any license or right not expressly granted by Licensor in this Agreement.

6.       CONFIDENTIALITY.

         6.1 CONFIDENTIAL INFORMATION. Each party acknowledges that, in the course of exercising its rights or performing its obligations under this Agreement, it may obtain confidential information relating to the other party, its licensors or licensees, contractors, agents, customers and/or end users ("Confidential Information"). Such Confidential Information shall include, without limitation: (a) The source code of the Lindows.com Software Product Master Disk and the Lindows.com Software Product, the terms of this Agreement, and as it relates to the Lindows.com Software Product Deliverables and Lindows.com Software Product, Proprietary Rights, techniques, processes, programs, ideas, algorithms, formulas, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and functional specifications, product requirements, problem reports and performance information, software documents and other technical, business, product, marketing and financial information, plans and data; (b) any information designated by either party as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; and
(c) any nonpublic information regarding Licensor, any sublicensees, Seagate Products and Composite Products, including but not limited to, technical data, product design and development, sales information, quantity and kind of Seagate Products and/or Composite Products sold, prices and methods of pricing, marketing techniques and plans, product returns, unannounced products, product and process information and any other information which if disclosed might be competitively detrimental to Licensor and/or Seagate. Neither party may use the Confidential Information of the other except for the purposes of this Agreement and shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own proprietary information of like importance, but in no event less than a reasonable degree of care. The parties may disclose Confidential Information received hereunder only as reasonably required to perform its obligations or exercise its rights under this Agreement and only to third parties, its employees, and its agents who have a need to know for such purposes and who are under a duty of confidentiality consistent with this Section 6.

         6.2 LIMITATIONS. The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that: (a) was in the possession or control of the receiving party at the time of its disclosure by the disclosing party; (b) is or becomes publicly known through no wrongful act; (c) is received from a third party free to disclose it without any confidentiality obligation; or (d) is independently developed without access to Confidential Information.

         6.3 DISCLOSURES REQUIRED BY LAW. In the event a party is required by law, regulation or court order to disclose Confidential Information, it will promptly notify the other party in writing prior to making any such disclosure in order to facilitate the other party's ability to seek a protective order or other appropriate remedy from the appropriate body. Each party further agrees that if it is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. Any Confidential Information released under this Section 6 shall remain Confidential Information or all other purposes.

         6.4 REMEDIES. The parties hereby agree that any breach of any provision of this Agreement regarding confidentiality or protection of Proprietary Rights would constitute irreparable harm, and that the aggrieved party shall be entitled to specific performance and/or injunctive relief in addition to other remedies at law or in equity. This Section 6.4 shall not be construed to preclude either party from seeking equitable relief under any other section of this Agreement.

7.       TERM AND TERMINATION.

         7.1 TERM. Unless earlier terminated in accordance with Section 7.2 below, this Agreement shall commence as of the Effective Date and shall

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Lindows License final 11-21-03

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continue in effect until (a) termination of this Agreement by either party upon thirty (30) days written notice or (b) the termination of the Lindows.com Partnership License Agreement in accordance with its terms, whichever is earlier.

         7.2 TERMINATION. Either party may terminate this Agreement immediately if the other party defaults in the performance of any material provision of this Agreement and fails to cure such default within fifteen (15) days of receiving written notice of such default from the non-defaulting party. Upon the expiration or earlier termination of this Agreement, all rights and licenses granted to Licensee hereunder, including but not limited to any sublicenses granted at any tier below Licensee, will terminate. Upon the expiration or termination hereof, Licensee shall cease distributing Composite Products; provided that, except where Licensor terminated this Agreement pursuant to default under this Section 7.2, Licensee shall have the right to distribute Composite Products existing as of the date of termination and in its possession or control for a period of one hundred and twenty (120) days after termination. The rights and obligations of the parties under Sections 1, 3.2, 4.2, 4.3, 4.4, 4.5, 6, 7, 9.1, 9.2 and 10 will survive any expiration or termination of this Agreement. Any termination of this Agreement by either party shall not limit any right or remedies available at law or equity to the terminating party nor impair any rights nor discharge any obligations which have accrued to the terminating party as of the effective date of such termination. Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity.

8.       [THIS SECTION 8 INTENTIONALLY LEFT BLANK.]

9.       DISCLAIMER; LIMITATION OF LIABILITY; INDEMNIFICATION.

         9.1 NO WARRANTY. LICENSOR MAKES NO WARRANTY TO LICENSEE OF ANY KIND WITH REGARD THE LINDOWS.COM SOFTWARE PRODUCTS, THE LINDOWS.COM SOFTWARE PRODUCT MASTER DISK, THE SEAGATE PRODUCTS, THE COMPOSITE PRODUCTS, OR ANY CONFIDENTIAL INFORMATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR, FOR ITSELF AND ON BEHALF OF SEAGATE AND LICENSOR'S LICENSORS ANY SUPPLIERS, EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF PERFORMANCE, CONDITION, TITTLE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY, SYSTEM INTEGRATION, DATA ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING OUT OF LAW, CUSTOM, CONDUCT, OR OTHERWISE.

         9.2 LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF THE LICENSE (INCLUDING BUT NOT LIMITED TO ANY APPLICABLE RESTRICTIONS TO THE SAME) IN
SECTION 3 BY LICENSEE, BREACH OF SECTION 6 BY EITHER PARTY, AND THE PARTIES' INDEMNIFICATION OBLIGATIONS IN SECTION 9.3, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY AND LICENSOR'S LICENSORS AND SUPPLIERS HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY OR UNDER ANY OTHER LEGAL THEORY) TO THE OTHER PARTY, OR TO ANY OTHER ENTITY OR PERSON, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, STATUTORY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF GOODWILL, LOSS OF PERFORMANCE, LOST PROSPECTIVE ECONOMIC ADVANTAGE, LOST REVENUE OR PROFITS, OR LOSS OF DATA), IRRESPECTIVE OF WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A BREACH OF THE LICENSE (INCLUDING BUT NOT LIMITED TO ANY APPLICABLE RESTRICTIONS TO THE SAME) IN SECTION 3 BY LICENSEE, BREACH OF SECTION 6 BY EITHER PARTY, AND THE PARTIES' INDEMNIFICATION OBLIGATIONS IN SECTION 9.3, EITHER PARTY'S MAXIMUM AGGREGATE LIABILITY OF ANY KIND ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO FIFTY DOLLARS (US$50); PROVIDED, HOWEVER, THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL (A) LICENSEE OR ANY OTHER ENTITY OR PERSON HAVE ANY CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST SUBLICENSOR'S LICENSORS OR SUPPLIERS IN CONNECTION WITH THIS AGREEMENT, AND (B) SUBLICENSOR'S LICENSORS AND SUPPLIERS HAVE ANY LIABILITY (WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHER) WHATSOEVER TO LICENSEE OR ANY OTHER

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ENTITY OR PERSON IN CONNECTION WITH THIS AGREEMENT.

         9.3 INDEMNIFICATION. Licensor shall defend at its sole cost any claim or proceeding brought by a third party against Licensee, its officers, directors, agents, and employees ("Licensee Indemnified Parties"), shall have the right at its option and sole cost to settle such claim or action, and shall pay any final award of damages issued against the Licensee Indemnified Parties by a court of competent jurisdiction to the extent that such claim or proceeding is based on a claim that Licensee's authorized use or distribution of the Lindows.com Software Product infringes or misappropriates a third party Proprietary Right (a "Claim"), provided that: (1) upon becoming aware of such Claim, the Licensee Indemnified Parties promptly notify Licensor in writing of the Claim; (2) Licensor shall have exclusive control of the settlement (except solely to the extent provided below) and/or defense of any action to which the Claim relates; and (3) the Licensee Indemnified Parties cooperate with Licensor in every reasonable way to facilitate such defense or settlement. Licensor shall not settle any claim without the Licensee Indemnified Parties' prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Licensor's obligations under this Section 9.3 shall not apply to the extent any Claim arises from (1) any modifications made by the Licensee Indemnified Parties to the Lindows.com Software Product as and in the form delivered by Licensor to Licensee under this Agreement, (2) the Licensee Indemnified Parties' failure to use the Lindows.com Software Product in accordance with the provisions of this Agreement, or (3) the combination or use by the Licensee Indemnified Parties of the Lindows.com Software Product, or any portion thereof, with software, hardware or materials not provided by Licensor. Licensor shall have no liability for any use of the Lindows.com Software Product other than as expressly set forth in this Agreement and the foregoing states Licensor's sole indemnification obligations and entire liability to the Licensee Indemnified Parties with respect thereto. If the Lindows.com Software Product becomes subject to a Claim or in the event that Licensor wishes to minimize its potential liability hereunder, then Licensor may, at Licensor's option and at no expense to Licensee, (1) obtain for Licensee the right to continue to exercise the license granted; (2) substitute functionally equivalent non-infringing Lindows.com Software Products; or (3) modify the Lindows.com Software Product to make it non-infringing but still functionally equivalent. Licensee shall defend at its sole cost any claim or proceeding brought by a third party against Licensor, its officers, directors, agents and employees ("Licensor Indemnified Parties"), shall have the right at its option and sole cost to settle such claim or action, and shall pay any final award of damages issued against the Licensor Indemnified Parties by a court of competent jurisdiction, to the extent that such claim or proceeding arises out of the Composite Product (except to the extent the claim or proceeding (1) both a) arises out of the Lindows.com Software Product as and in the form delivered and b) does not arise not out of (i) any modifications made by the Licensee Indemnified Parties to the Lindows.com Software Product as and in the form delivered by Licensor to Licensee under this Agreement, (ii) the Licensee Indemnified Parties' failure to use the Lindows.com Software Product in accordance with the provisions of this Agreement, or (iii) the combination or use by the Licensee Indemnified Parties of the Lindows.com Software Product, or any portion thereof, with software, hardware or materials not provided by Licensor, and (2) arises out of a Seagate Product as and in the form delivered by Seagate to Licensee) (each, a "Licensor Claim"), provided that: (1) upon becoming aware of such Licensor Claim, the Licensor Indemnified Parties promptly notify Licensee in writing of the Licensor Claim; (2) Licensee shall have exclusive control of the settlement (except solely to the extent provided below) and/or defense of any action to which the Licensor Claim relates; and (3) the Licensor Indemnified Parties cooperates with Licensee in every reasonable way to facilitate such defense or settlement. Licensee shall not settle any claim without the Licensor Indemnified Parties' prior written consent (which shall not be unreasonable withheld, conditioned or delayed). Notwithstanding any of the foregoing, the Licensor Indemnified Parties shall have the right, in their absolute discretion and at their sole cost, to employ attorneys of their own choice and to institute or defend any such Licensor Claim.

10. GENERAL PROVISIONS. This Agreement represents the entire agreement between Licensor and Licensee and supersedes all prior agreements and understandings, whether written or oral, with respect to all matters covered in this Agreement. This Agreement will not be altered, modified, or amended in any respect except by a writing signed by each party. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Except as otherwise set forth in Section 6.4, any dispute regarding this Agreement shall be subject to the exclusive jurisdiction

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of the courts for the State of California in and for Santa Clara County,
California, U.S.A. (or, if there is federal jurisdiction, the United States District Court for the Northern District of California, San Jose Branch), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. Nothing in this Agreement is intended or will be construed to give any person (other than Licensor and Licensee) any legal or equitable right, remedy or claim under this Agreement or any provision hereof. Neither party may assign this Agreement or any of its rights or obligations hereunder, whether voluntarily, by operation of law or otherwise without the consent of the other party; provided, however, that either party may assign this Agreement pursuant to a transfer of all or substantially all of such party's business and assets, whether by merger, sale of assets, sale of stock, or otherwise. Any attempted assignment or delegation in contravention of this Section 17 shall be void and ineffective. Failure by either party to enforce at any time or for any period of time the provisions of this Agreement will not be construed as a waiver of such provisions, and will in no way affect such party's right to later enforce such provisions. If any part of this Agreement is determined by any court of competent jurisdiction to be unenforceable for any reason, such unenforceability will not affect the balance of this Agreement, and the unenforceable provision will be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law. This Agreement may be executed, by manual or facsimile signature, in multiple counterparts, which taken together shall constitute one Agreement and each of which shall be considered an original for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

SYNNEX Corporation                                Lindows.com, Inc.

By: /s/ Simon Y. Leung                            By: /s/ Kevin Carmony
    --------------------                              -------------------------

Name: Simon Y. Leung                              Name: Kevin Carmony

Title: General Counsel & Corporate Secretary      Title: Pres/COO

Date: 11/24/03                                    Date: 11/25/03

SYNNEX Canada Limited

By: /s/ Simon Y. Leung
    ------------------

Name:  Simon Y. Leung

Title:  General Counsel & Corporate Secretary

Date: 11/24/03

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                                    EXHIBIT A

               LINDOWS.COM BRANDING FEATURES; TRADEMARK GUIDELINES

         BRANDING FEATURES

         TRADEMARK NOTICES

         The Branding Features are trademarks and service marks of Lindows.com. The Branding Features shall be accompanied by the superscript "TM" or "(R)" symbol, as specified by Lindows.com, which must appear to the immediate right of the Branding Features. The footnote "LindowsOS is the trademark of Lindows.com, Inc." or "Lindows.com is the trademark of Lindows.com, Inc.", as applicable, shall accompany each use of the Branding Features (or, if a Branding Feature is used multiple times in a document, screen or packaging, such notice shall accompany the first prominent use in such document, screen or packaging).

         USING THE BRANDING FEATURES

         Licensee may only use the Branding Features as an indication that the Lindows.com Software Product is being offered to end users via distribution pursuant to the Agreement. Licensee may not use the Branding Features in such a way as to suggest that the Branding Features may also apply to any hardware or software other than the Lindows.com Software Product. When referring to Lindows.com, Inc., Licensee shall use the name "Lindows.com". When referring to the Lindows.com Software Product, Licensee shall use the trademark "LindowsOS".

         SIZING AND PLACEMENT REQUIREMENTS

         The digitized, machine-readable file for the artwork of the Branding Features appears above in this Exhibit A. Licensee shall not alter this file or the Branding Features in any way, including, without limitation, changing the color of any of the logos or artwork, separating any words in the Branding Features from the remainder of the Branding Features or replacing words with any other words.

         Licensee shall not combine the Branding Features with any other feature, including, without limitation, other marks, words, graphics, photos, slogans, numbers, design features or symbols.

         The Branding Features shall not be larger or more prominent than the trademark, logo or any Licensee trade name that appears on the same packaging, documentation, advertising or other materials. The Branding Features shall not be smaller or less prominent than any name, trademark or logo of any third party that appears on the same packaging, documentation, advertising or other materials.

                                       8

Lindows License final 11-21-03